FOR IMMEDIATE RELEASE


              Chicopee Bancorp, Inc. Reports Third Quarter Results

October 26, 2006. Chicopee Bancorp, Inc. (the "Company") (CBNK), the holding company for Chicopee Savings Bank (the "Bank"), announced the results of operations for the three and nine months ended September 30, 2006. In connection with the Company's public offering, the Company established and funded the Chicopee Savings Bank Charitable Foundation with Company common stock in the amount of $5.5 million during the third quarter 2006. As a result of the charitable contribution, the Company's net income decreased $4.0 million from $409,000 for the quarter ended September 30, 2005 to a net loss of $3.6 million for the quarter ended September 30, 2006. Net income decreased by $4.1 million from $1.2 million for the nine months ended September 30, 2005 to a net loss of $2.9 million for the first nine months of 2006.

The Company's assets increased by $54.4 million, or 13.9%, from $391.3 million at December 31, 2005 to $445.7 million at September 30, 2006, primarily as a result of net subscription proceeds of $67.0 million. During this period, net loans increased by $26.7 million, or 8.5%, to $342.4 million. Construction loans increased by $11.3 million, or 63.5%, to $29.0 million, and commercial real estate loans increased by $10.3 million, or 9.3%, to $120.5 million.

Financial highlights include:

    o The investment portfolio increased by $5.3 million, or 15.4%, to $39.7 million as of September 30, 2006 compared to $34.4 million at December 31, 2005, primarily due to the investment of net proceeds from the Company's stock offering.

    o Total deposits were $302.1 million at September 30, 2006 compared to $295.0 million at December 31, 2005, an increase of $7.1 million or 2.4%. During the period demand deposits increased $3.3 million or 12.0% due to an increase in business checking balances and certificates of deposit increased by $13.1 million, or 8.0%, primarily from a special deposit promotion. The increase was partially offset by balance shifts out of savings of $5.1 million.

    o FHLB advances were $16.0 million at September 30, 2006, a decrease of $13.4 million from December 31, 2005 due to principal payments.


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    o    The allowance for loan losses at September 30, 2006 was $2.8 million, or 0.82% of total loans, compared to $2.6 million, or 0.82% of total loans as of December 31, 2005. Nonperforming loans at September 30, 2006 were $688,000, or 0.20% of total loans, decreasing $48,000 from $736,000, or 0.23% of total loans as of December 31, 2005. The provision for loan losses increased to $75,000 in the three months ended September 30, 2006 from $30,000 for the same period in 2005 due to loan growth. The provision for loan losses increased for the nine months ended September 30, 2006 to $335,000 compared to $90,000 for the same period in 2005. This increase relates to an increase in classified loans since December 31, 2005 and overall loan growth.

    o During the quarter ended September 30, 2006, the net interest margin increased to 3.60%, as compared to 3.24% for the third quarter of 2005. The increase of 36 basis points was primarily due to the investment of funds from the Company's stock offering in interest-earning assets during the third quarter of 2006. For the first nine months of 2006, the net interest margin was 3.50% compared to 3.46% for the nine months ended September 30, 2005.

    o Non-interest income was $380,000 for the quarter ended September 30, 2006 compared to $430,000 for the quarter ended September 30, 2005. The 2006 year-to-date non-interest income was $1.3 million, an increase of $92,000, or 7.6%, over the same period in 2005. The increase in the nine month period was primarily attributable to increased fees from loan sales and servicing during 2006.

    o Non-interest expense for the three months ended September 30, 2006 was $8.7 million compared to $2.7 million for the same period in 2005. For the nine months ended September 30, 2006, non-interest expense was $14.6 million, an increase of $6.4 million over the nine months ended September 30, 2005. The increases in non-interest expense for the three and nine months ended September 30, 2006 are primarily due to the establishment and funding of the Chicopee Savings Bank Charitable Foundation with 551,064 shares of the Company's common stock resulting in a charitable contribution expense of $5.5 million during the third quarter 2006.

    o Total capital at September 30, 2006 was $107.5 million, an increase of $64.1 million, or 147.6% over December 31, 2005, resulting from net proceeds of $67.0 million (including the contribution to the Employee Stock Ownership Plan) from the Company's stock offering which closed on July 19, 2006.


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Chicopee Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Chicopee Savings Bank, a Massachusetts stock savings bank headquartered at 70 Center Street, Chicopee, MA 01013. Chicopee Savings Bank provides a wide variety of financial products and services through its five branch offices located in Chicopee, Ludlow and West Springfield in Western Massachusetts. For more information regarding the Bank's products and services, please visit our web site at www.chicopeesavings.com.

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q and its registration statement on Form S-1, each filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company assumes no obligation to update any forward-looking statements.


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


                                     CHICOPEE BANCORP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS
                                             (Dollars In Thousands)
                                                   (Unaudited)


                                                                                          SEPTEMBER 30,          DECEMBER 31,
ASSETS                                                                                        2006                  2005
                                                                                       -------------------    ------------------
Cash and due from banks                                                                          $ 11,283              $ 10,003
Short-term investments                                                                              8,124                 4,181
Federal funds sold                                                                                 19,838                 3,402
                                                                                       -------------------    ------------------
         Total cash and cash equivalents                                                           39,245                17,586

Securities available for sale, at fair value                                                        6,977                 4,934
Securities held-to-maturity, at cost (fair value $32,386 and $29,109 at
   September 30, 2006 and December 31, 2005, respectively)                                         32,726                29,472
Federal Home Loan Bank stock, at cost                                                               1,666                 2,447
Loans, net of allowance for loan losses ($2,814 at
   September 30, 2006 and $2,605 at December 31, 2005)                                            342,364               315,649
Cash surrender value of life insurance                                                             11,099                10,801
Premises and equipment, net                                                                         7,129                 7,079
Accrued interest and dividend receivable                                                            1,732                 1,341
Deferred income tax asset                                                                           1,799                   662
Other assets                                                                                          999                 1,378
                                                                                       -------------------    ------------------
         Total assets                                                                            $445,736              $391,349
                                                                                       ===================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
   Non-interest-bearing                                                                           $31,257              $ 27,912
   Interest-bearing                                                                               270,801               267,111
                                                                                       -------------------    ------------------
         Total deposits                                                                           302,058               295,023

Securities sold under agreements to repurchase                                                     17,124                20,163
Advances from Federal Home Loan Bank                                                               15,988                29,417
Mortgagors' escrow accounts                                                                         1,347                   971
Accrued expenses and other liabilities                                                              1,682                 2,334
                                                                                       -------------------    ------------------
         Total liabilities                                                                        338,199               347,908
                                                                                       -------------------    ------------------

Commitments and contingencies

Stockholders' Equity
    Common stock (7,439,368 shares issued and outstanding at
     September 30, 2006 and none issued or outstanding at December 31, 2005)                       72,479                     -
    Additional paid-in-capital                                                                         68                     -
    Unearned compensation (Employee Stock Ownership Plan)                                          (5,803)                    -
    Retained earnings                                                                              40,447                43,351
    Accumulated other comprehensive income                                                            346                    90
                                                                                       -------------------    ------------------
         Total stockholders' equity                                                               107,537                43,441
                                                                                       -------------------    ------------------
         Total liabilities and stockholders' equity                                              $445,736              $391,349
                                                                                       ===================    ==================



                                     CHICOPEE BANCORP, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (In Thousands)
                                                   (Unaudited)


                                                                     THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                                                -----------------------------  -----------------------------
                                                                    2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------
Interest and dividend income:
    Loans, including fees                                             $ 5,130         $4,357         $14,706        $12,614
    Interest and dividends on securities:                                 536            307           1,281            875
    Other interest-earning assets                                         296            157             539            277
                                                                -------------- --------------  -------------- --------------
          Total interest and dividend income                            5,962          4,821          16,526         13,766
                                                                -------------- --------------  -------------- --------------

Interest expense:
    Deposits                                                            2,033          1,651           5,499          4,398
    Securities sold under agreements to repurchase                         86             53             196            127
    Other borrowed funds                                                  165            222             877            487
                                                                -------------- --------------  -------------- --------------
          Total interest expense                                        2,284          1,926           6,572          5,012
                                                                -------------- --------------  -------------- --------------

Net interest income                                                     3,678          2,895           9,954          8,754
Provision for loan losses                                                  75             30             335             90
                                                                -------------- --------------  -------------- --------------

Net interest income, after provision for loan losses                    3,603          2,865           9,619          8,664
                                                                -------------- --------------  -------------- --------------

Non-interest income:
    Service charges, fees and commissions                                 365            321           1,146            978
    Loan sales and servicing                                                2             27             119             54
    Net gain on sales of securities available-for-sale                     13             82              31            172
                                                                -------------- --------------  -------------- --------------
          Total non-interest income                                       380            430           1,296          1,204
                                                                -------------- --------------  -------------- --------------

Non-interest expenses:
    Salaries and employee benefits                                      1,757          1,480           4,985          4,498
    Occupancy expenses                                                    266            231             807            719
    Furniture and equipment                                               231            198             672            631
    Data processing                                                       184            164             527            437
    Stationery, supplies and postage                                       75             80             236            260
    Charitable Foundation contributions                                 5,511              -           5,511              -
    Other non-interest expense                                            647            540           1,818          1,642
                                                                -------------- --------------  -------------- --------------
          Total non-interest expenses                                   8,671          2,693          14,556          8,187
                                                                -------------- --------------  -------------- --------------

Income (loss) before income taxes                                      (4,688)           602          (3,641)         1,681
Income tax expense (benefit)                                           (1,057)           193            (737)           531
                                                                -------------- --------------  -------------- --------------
          Net income (loss)                                           ($3,631)        $  409         ($2,904)       $ 1,150
                                                                ============== ==============  ============== ==============


CONTACT:

Chicopee Bancorp, Inc.
W. Guy Ormsby
Executive Vice President & CFO
413-594-6692